Exhibit 77(Q)(1)(a)(i)

                                ING EQUITY TRUST

                    Amended Establishment and Designation of
                   Series and Classes of Shares of Beneficial
                       Interest, Par Value $0.01 Per Share

                           Effective November 11, 2003

The undersigned, being a majority of the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11,
5.13 and 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to abolish Class Q shares from ING Principal Protection Fund VIII and ING Disciplined LargeCap Fund, as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes, dated April 21, 2003, is hereby amended as follows:

      1. The Fund shall be designated ING Principal Protection Fund VIII. The Classes thereof shall be designated as follows: ING Principal Protection Fund VIII Class A, ING Principal Protection Fund VIII Class B, and ING Principal Protection Fund VIII Class C.

B. Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 10, 2002, is hereby amended as follows:

            1. The Fund shall be designated ING Disciplined LargeCap Fund. The Classes thereof shall be designated as follows: ING Disciplined LargeCap Fund Class A, ING Disciplined LargeCap Fund Class B, ING Disciplined LargeCap Fund Class C and ING Disciplined LargeCap Fund Class I.

IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.


/s/ Paul S. Doherty
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Paul S. Doherty, as Trustee                       David W.C. Putnam, as Trustee



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J. Michael Earley, as Trustee                     Blaine E. Rieke, as Trustee



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R. Barbara Gitenstein, as Trustee                 John G. Turner, as Trustee